Exhibit 4.1

EXECUTION VERSION

BGC PARTNERS, L.P.

$150,000,000

Senior Notes due April 1, 2010

NOTE PURCHASE AGREEMENT

Dated as of March 31, 2008

TABLE OF CONTENTS

(Not a part of the Agreement)

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Section 22.8.	Jurisdiction and Process; Waiver of Jury Trial	32

Signature		1

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SCHEDULE A	—	INFORMATION RELATING TO PURCHASERS

SCHEDULE B	—	DEFINED TERMS

SCHEDULE 4.1(b)	—	Closing Certificate and Agreement of BGC General Partner

Exhibit 1	—	Form of Senior Note due April 1, 2010

EXHIBIT 2.2(a)	—	Form of BGC Partners Guaranty

EXHIBIT 2.2(b)	—	Form of CFLP Guaranty

EXHIBIT 2.2(c)	—	Form of Subsidiary Guaranty

EXHIBIT 4.4(a)(i)	—	Form of Opinion of Counsel to the Company

EXHIBIT 4.4(a)(ii)	—	Form of Opinion of General Counsel to the Company

EXHIBIT 4.4(b)	—	Form of Opinion of Special Counsel to the Purchasers

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BGC PARTNERS, L.P.

199 Water Street

New York, New York 10038

$150,000,000 Senior Notes due April 1, 2010

Dated as of March 31, 2008

TO EACH OF THE PURCHASERS LISTED IN THE ATTACHED

  SCHEDULE A HERETO:

Ladies and Gentlemen:

BGC PARTNERS, L.P., a Delaware limited partnership (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

SECTION 1.        AUTHORIZATION OF NOTES.

Section 1.1.    Authorization.    The Company will authorize the issue and sale of $150,000,000 aggregate principal amount of its Senior Notes due April 1, 2010 (the “Notes,” such term to include any such notes issued in substitution therefor pursuant to Section 13). The Notes shall be substantially in the form set out in Exhibit 1. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement. The Notes shall bear interest from the date of issue at a rate equal to the Applicable Interest Rate. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

Section 1.2.    Change in Reserve Requirement.    (a) If on any date under applicable insurance regulations any holder of a Note is required to post reserves with respect to the Notes (the “Reserve Requirement”) greater than the Reserve Requirement in effect immediately prior to the date of the Closing, then from and including such date to and until the Interest Reset Date, the interest rate on the Notes shall be adjusted as follows: the then Applicable Interest Rate on the Notes shall be increased by 50 basis points.

(b)    Without limiting the effectiveness of the foregoing, the holders of the Notes shall use their best efforts to notify the Company if an interest rate adjustment as described in Section 1.2(a) is in effect.

(c)    The Company shall notify each of the holders of the Notes in writing, sent in the manner provided in Section 19, when it believes an Interest Reset Date has occurred, which written notice shall identify such Interest Reset Date. The Interest Reset Date shall be deemed to have occurred on the date identified in the Company’s notice, unless within 30 days after receipt of such notice, any holder of a Note shall notify the Issuer that its current Reserve Requirement is greater than the Reserve Requirement in effect immediately prior to the date of the Closing, in which case the Interest Reset Date shall not have occurred and interest on the Notes shall continue to accrue as set forth in Section 1.2(a) until the Interest Reset Date.

SECTION 2.        SALE AND PURCHASE OF NOTES.

Section 2.1.    Background. CFLP and each of the Purchasers have heretofore entered into the Note Purchase Agreement dated as of March 15, 2005 (the “CFLP Note Agreement”), pursuant to which CFLP has heretofore issued $250,000,000 in aggregate principal amount of its Senior Notes due April 1, 2010 (the “CFLP Notes due April 1, 2010”).

Pursuant to that certain Note Exchange, Novation and First Amendment Agreement dated March 31, 2008 among the Company, CFLP and the Purchasers, CFLP and the Purchasers have (i) amended the CFLP Note Agreement and (ii) agreed to the surrender, termination and novation of $150,000,000 aggregate principal amount of the CFLP Notes due April 1, 2010 (the “Designated CFLP Notes due April 1, 2010”) in exchange for $150,000,000 aggregate principal amount of the Notes.

Section 2.2.    Sale and Purchase of the Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.3.    Affiliate Guaranties. The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed by (a) BGC Partners, Inc. (successor by merger of BGC Partners, LLC and eSpeed, Inc.), a Delaware corporation (“BGC Partners”), pursuant to the Guaranty Agreement substantially in the form of Exhibit 2.2(a) (as the same may be amended, modified, extended or renewed, the “BGC Partners Guaranty”) and (b) Cantor Fitzgerald, L.P., a Delaware limited partnership (“CFLP”) pursuant to the Guaranty Agreement substantially in the form of Exhibit 2.2(b) (as the same may be amended, modified, extended or renewed, the “CFLP Guaranty”).

SECTION 3.        CLOSING.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 A.M. Chicago time, at a closing (the “Closing”) on March 31, 2008. At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company of Designated CFLP Notes due April 1, 2010 in the same aggregate principal amount as the Notes so purchased. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.        CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1.    Representations and Warranties.  (a) The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

(b)    The representations and warranties of the BGC General Partner set forth in the Closing Certificate and Agreement (the “BGC General Partner Agreement”) attached hereto as Schedule 4.1(b) and made a part hereof shall be correct when made and at the time of Closing. Each Purchaser agrees and acknowledges, and each transferee of a Note shall be deemed to have agreed and acknowledged, that no stockholder, director, officer, employee, agent or other representative of the BGC General Partner shall have any liability in respect of or arising out of the BGC General Partner Agreement or the matters contemplated thereby.

(c)    The representations and warranties of BGC Partners set forth in the BGC Partners Guaranty shall be correct when made and at the time of Closing.

(d)    The representations and warranties of CFLP set forth in the CFLP Guaranty shall be correct when made and at the time of Closing.

Section 4.2.    Performance; No Default.     The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes, no Default or Event of Default shall have occurred and be continuing.

Section 4.3.    Compliance Certificates.

(a)    Company Officer’s Certificate.    The Company shall have delivered to such Purchaser a Company Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(a), 4.2 and 4.9 have been fulfilled.

(b)    Company Authority Certificate.    The Company shall have delivered to such Purchaser a certificate of an authorized officer, dated the date of Closing, certifying as to the resolutions attached thereto and other legal proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

(c)    BGC General Partner Secretary’s Certificate.  The BGC General Partner shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate proceedings related to the authorization, execution and delivery of the Notes, this Agreement and the BGC General Partner Agreement.

(d)     BGC Partners Secretary’s Certificate.  BGC Partners shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to the resolutions set forth in the BGC Partners Guaranty and other corporate proceedings related to the authorization, execution and delivery of the BGC Partners Guaranty.

(e)    CFLP Secretary’s Certificate.    CFLP shall have delivered to such Purchaser a certificate of CF General Partner’s Secretary or Assistant Secretary, dated the date of Closing, certifying as to the resolutions set forth in the CFLP Guaranty and other corporate proceedings related to the authorization, execution and delivery of the CFLP Guaranty.

Section 4.4.    Opinions of Counsel.  Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Morgan, Lewis & Bockius LLP, counsel for the Company, BGC Partners, CFLP and the BGC General Partner, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company, BGC Partners, CFLP and the BGC General Partner hereby instruct their counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.    Purchase Permitted by Applicable Law, Etc.  On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser in writing at least three Business Days in advance of the date of the Closing, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.    Sale of Other Notes.   Contemporaneously with the Closing, the Company shall sell to each other Purchaser, and each other Purchaser shall purchase, the Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.7.    Payment of Special Counsel Fees.  Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.8.    Private Placement Number.    A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Notes.

Section 4.9.    Changes in Legal Structure. Neither the Company nor the BGC General Partner shall have changed its jurisdiction of organization or been a party to any merger, consolidation or other reorganization or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5 (other than in connection with the Separation and the Merger).

Section 4.10.    Guaranties. On or prior to the date of the Closing, the BGC Partners Guaranty and the CFLP Guaranty shall each be in form and substance satisfactory to such Purchaser and its special counsel, shall have been duly executed and delivered by the parties thereto and shall be in full force and effect and such Purchaser shall have received a true, correct and complete copy thereof.

Section 4.11.    [Intentionally Omitted].

Section 4.12.    Exchange, Novation and First Amendment Agreement.    On or prior to the date of the Closing, the closing conditions set forth in Section 3 of the Exchange, Novation and First Amendment Agreement shall have been consummated to the satisfaction of the Purchasers and their special counsel and the Purchasers and their special counsel shall have received true, correct and complete copies of each of the agreements, certificates, legal opinions and other documents delivered pursuant to said Section 3.

Section 4.13.    Proceedings and Documents. All legal and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1.    Organization; Power and Authority. The Company is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign limited partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the legal power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Section 5.2.    Authorization, Etc.    This Agreement and the Notes have been duly authorized by all necessary legal action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.    Disclosure.  Since December 31, 2006, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein.

Section 5.4.    Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, limited liability company agreement, partnership agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary, or (d) require any consent or approval of the limited partners or, in the case of the general partner of the Company, any consent or approval which has not been obtained and which is not in full force and effect, the members of the BGC General Partner, the partners or stockholders of any of the Company’s Subsidiaries or any other third party, except in the case of the foregoing clauses (a) and (b), any contravention, breach, default, Lien or conflict which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 5.5.    Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

Section 5.6.    Litigation; Observance of Agreements, Statutes and Orders.  (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)    Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.7.    Taxes.  The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate. The federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2003.

Section 5.8.    Title to Property; Leases.  The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.9.    Licenses, Permits, Etc.    (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

(b)    To the best knowledge of the Company, no product of the Company infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)    To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright,

proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

Section 5.10.    Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

Section 5.11.    Margin Regulations.  As the Notes are being issued in exchange for the CFLP Notes due April 1, 2010, no part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 2% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 2% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.12.    Foreign Assets Control Regulations, Etc.  (a) The issuance of the Notes by the Company hereunder will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)    Neither the Company nor any Subsidiary (i) is, or will become, a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

(c)    As the Notes are being issued in exchange for the CFLP Notes due April 1, 2010, no part of the proceeds from the issuance of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

Section 5.13.    Status under Certain Statutes.  Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.14.    Notes Rank Pari Passu.    The obligations of the Company under this Agreement and the Notes rank at least pari passu in right of payment with all other unsecured Senior Debt (actual or contingent) of the Company, including, without limitation, all unsecured Senior Debt of the Company described in Schedule 5.15 to the BGC Partners Guaranty.

Section 5.15.    Environmental Matters.  (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)    Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c)    Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(d)    All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

SECTION 6.        REPRESENTATIONS OF THE PURCHASER.

Section 6.1.    Purchase for Investment.  (a) Each Purchaser severally represents that it is acquiring the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

(b)    Each Purchaser understands and agrees that it will not transfer the Notes or any part or portion thereof held by it (i) to any Person who is not an Institutional Investor or who is a Competitor or (ii) in violation of applicable law.

Section 6.2.    Source of Funds.  Each Purchaser severally represents that it will pay the purchase price of the Notes with Designated CFLP Notes due April 1, 2010. Each Purchaser severally further represents that at least one of the following statements was an accurate representation as to each source of funds (a “Source”) used by such Purchaser to pay the purchase price of the Designated CFLP Notes due April 1, 2010 exchanged by such Purchaser hereunder:

(a) the Purchaser is an insurance company and the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual Statement for Life Insurance Companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed ten percent (10%) of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1, or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as have been disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of the QPAM Exemption) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part l(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the

QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f) the Source is a governmental plan that is covered neither by ERISA nor Section 4975 of the Code; or

(g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA or which is not subject to Section 4975 of the Code.

As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7.    [RESERVED].

SECTION 8.    PREPAYMENT OF THE NOTES.

Section 8.1.    Required Prepayments.  No regularly scheduled prepayment of the principal of the Notes is required prior to the final maturity date thereof.

Section 8.2.    Optional Prepayments with Make-Whole Amount.    The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3.    Change in Control.    (a) Notice of Change in Control or Control Event. The Company will, within five Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event (or thirty Business Days in the case of the death of Howard Lutnick that gives rise to a Control Event), give written notice of such Change in Control or Control Event to each holder of Notes unless notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.3. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this Section 8.3 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.3.

(b)    Condition to Company Action.    The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 30 days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.3, accompanied by the certificate described in subparagraph (g) of this Section 8.3, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.3.

(c)    Offer to Prepay Notes.    The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date (which date shall be a Business Day) specified in such offer (the “Proposed Prepayment Date”). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.3, such date shall be not less than 30 days and not more than 120 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day after the 45th day after the date of such offer).

(d)    Rejection.    A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Company not later than 15 days after receipt by such holder of the most recent offer of prepayment. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a rejection of such offer by such holder.

(e)    Prepayment.    Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment, but without Make-Whole Amount or other premium. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.3.

(f)    Deferral Pending Change in Control.    The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (c) and accepted in accordance with subparagraph (d) of this Section 8.3 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control has not occurred on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on, the date on which such Change in Control occurs. To the extent reasonably practicable, the Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change in Control shall be deemed rescinded).

(g)    Officer’s Certificate.    Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

(h)    Certain Definitions.    “Change in Control” shall be deemed to have occurred if (i) any person or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) (other than the Control Group) shall have acquired the beneficial ownership of 20% or more of any outstanding class of Capital Stock having ordinary voting power in the election of directors of CF General Partner or (ii) the Control Group shall cease to own and control, of record and beneficially, Capital Stock of CF General Partner possessing the voting power under normal circumstances to cast 70% or more of the total votes entitled to be cast for the election of directors of CF General Partner or (iii) the Control Group shall no longer have the voting power or the contractual right to elect a majority of CF General Partner’s directors or (iv) CF General Partner shall no longer be the sole managing general partner of CFLP; provided, however, that no Change in Control shall be deemed to have occurred under the foregoing clauses (i), (ii) or (iii) so long as within thirty (30) days of any of the foregoing events, a majority of the board of directors of CF General Partner shall consist of at least two then current Permitted Executives who were also Permitted Executives immediately prior to the Change in Control. For purposes of this Section 8(h) and subject to Section 8(i), the term “Permitted Executives” means, at any time, Stuart Fraser, Lee Amaitis, Philip Marber, Stephen Merkel, Kevin Foley, Shaun Lynn and Daniel LaVecchia.

“Control Group” means, subject to Section 8(i): Howard W. Lutnick so long as he is alive and, upon his death, (a) his heirs or estate or both and (b) any of Stuart Fraser, Lee Amaitis, Philip Marber, Stephen Merkel, Kevin Foley, Shaun Lynn and Daniel LaVecchia or a trust controlled by one or more of the foregoing and Edie Lutnick and/or Allison Lutnick for the benefit of the heirs of Howard W. Lutnick.

“Control Event” means:

(i) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control, or

(ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control.

(i) At such time that the Company shall deliver to each holder of the Notes evidence that (I) the Guarantee Agreement, dated as of August 27, 2004, between CFLP and JPMorgan Chase Bank, N.A. (“JPMorgan”), as amended, (II) the Guarantee Agreement, dated as of December 17, 2004, between CFLP and JP Morgan, as amended, (III) the Guarantee Agreement (Second 2004 Series), dated as of December 17, 2004, between CFLP and JPMorgan, as amended, and (IV) the Guarantee Agreement, dated as of March 31, 2005, between CFLP and JPMorgan, as amended, shall have each been amended to reflect the following definitions of “Permitted Executives” and “Control Group,” then, for purposes of Section 8(h), the same terms shall be automatically amended to read as follows:

“Permitted Executives” shall mean, at any time, any then current chairman, vice chairman, chief executive officer, chief operating officer, chief legal officer, and chief financial officer (including for this purpose any of multiple persons holding such offices as “co” officers), and the deputies of such officers, of any of CFLP, CF General Partner, BGC Partners, the Company, Cantor Fitzgerald Securities or Cantor Fitzgerald & Co.

“Control Group” shall mean: Howard W. Lutnick or a revocable trust controlled by him so long as he is alive and, upon his death (a) his heirs or estate or both and (b) any one or more Permitted Executives or a trust controlled by (i) any one or more Permitted Executives and (ii) Edie Lutnick and/or Allison Lutnick for the benefit of the heirs of Howard W. Lutnick.

(j) All calculations contemplated in this Section 8.3 involving the Capital Stock of any Person shall be made with the assumption that all convertible Securities of such Person then outstanding and all convertible Securities issuable upon the exercise of any warrants, options and other rights outstanding at such time were converted at such time and that all options, warrants and similar rights to acquire shares of Capital Stock of such Person were exercised at such time.

Section 8.4.    Allocation of Partial Prepayments.    In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. All prepayments made pursuant to Section 8.3 shall be applied only to the Notes of the holders who have elected to participate in such prepayment.

Section 8.5.    Maturity; Surrender, Etc.    In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.6.    Purchase of Notes.    The Company will not and will not permit any Affiliate that it Controls to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.7.    Make-Whole Amount.    The term “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, the sum of (A) .50% plus (B) the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1 on Bloomberg Financial Markets (“Bloomberg”) or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the

Telerate Access Service screen which corresponds most closely to Page PX1 for the most recently issued actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the coupon of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1. For the avoidance of doubt, the Applicable Interest Rate then in effect shall be used in connection with any computation of the Remaining Scheduled Payments.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9.    AFFIRMATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1.    Compliance with Law.    The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2.    Insurance.    The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated and the failure of which to so maintain would have a Material Adverse Effect.

Section 9.3.    Maintenance of Properties.    The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4.    Payment of Taxes and Claims.    The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary; provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims or file any such tax return if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments and claims in the aggregate or failure to file such tax returns could not reasonably be expected to have a Material Adverse Effect.

Section 9.5.    Legal Existence, Etc.    Subject to Section 10.1, the Company will at all times preserve and keep in full force and effect its existence as a limited partnership and its status as not being taxable as a corporation for U.S. federal income tax purposes. Subject to Sections 8.4 and 8.5 of the BGC Partners Guaranty, the Company will at all times preserve and keep in full force and effect the legal existence of each of its Subsidiaries (unless merged into the Company or a Wholly-owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6.    Notes to Rank Pari Passu.    The Notes and all other obligations under this Agreement of the Company are and at all times shall rank at least pari passu in right of payment with all other present and future unsecured Senior Debt (actual or contingent) of the Company.

Section 9.7.    Books and Records.    The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company, or such Subsidiary, as the case may be.

SECTION 10.        NEGATIVE COVENANTS.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1.    Mergers, Consolidations, Etc.    The Company will not consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

(a)    the Company may consolidate or merge with or into any other Person if (i) the corporation, limited liability company or other legal entity which results from such consolidation or merger (the “Surviving Person”) is organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed in writing by the Surviving Person and the Surviving Person shall furnish to the holders of the Notes an opinion of counsel satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the Surviving Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, (iii) BGC Partners, CFLP and any Subsidiary Guarantor shall confirm in writing its obligations under the BGC Partners Guaranty, the CFLP Guaranty or the Subsidiary Guaranty, as the case may be, and (iv) at the time of such consolidation or merger and immediately after giving effect thereto, no Default or Event of Default would exist; and

(b)    the Company may sell or otherwise dispose of all or substantially all of its assets to any Person for consideration which represents the fair market value of such assets (as determined in good faith by a Senior Financial Officer of the Company at the time of such sale or other disposition if (i) the acquiring Person (the “Acquiring Person”) is a corporation, partnership or limited liability company organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes and in this Agreement to be performed or observed by the Company are expressly assumed in writing by the Acquiring Person and the Acquiring Person shall furnish to the holders of the Notes an opinion of counsel satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Acquiring Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, (iii) BGC Partners, CFLP and any Subsidiary Guarantor shall confirm in writing its obligations under the BGC Partners Guaranty, the CFLP Guaranty or the Subsidiary Guaranty, as the case may be and (iv) at the time of such sale or disposition and immediately after giving effect thereto, no Default or Event of Default would exist.

Section 10.2.    Transactions with Affiliates.  The Company will not and will not permit any Subsidiary to enter into, directly or indirectly, any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or a Subsidiary), except upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate of the Company or such Subsidiary and in the case of any transaction or transactions with any Affiliate other than an Unrestricted Subsidiary, in the ordinary course of the Company’s or such Subsidiary’s business; provided that management or other fees, compensation, employee benefit arrangement or indemnification programs, plans or arrangements pertaining to limited or general partners of the Company or any of its Subsidiaries entered into in the ordinary course of business or approved by the General Partner of the Company shall in each such case be deemed not to be in violation of this Section 10.2; provided further that intercompany lending transactions upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm’s-length transaction with a Person not an Affiliate of the Company or such Subsidiary shall, in each such case, be deemed not to be in violation of this Section 10.2.

Section 10.3.    Line of Business.  The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the definitive proxy statement of eSpeed Inc. related to the Merger, as filed with the SEC on February 11, 2008.

Section 10.4.    Terrorism Sanctions Regulations.    The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated

Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) knowingly engage in any dealings or transactions with any such Person.

Section 10.5.    [Reserved].

Section 10.6.    Partnership Agreement.    The Company shall not, directly or indirectly, amend, supplement or otherwise modify the BGC Partnership Agreement in any manner which would reasonably be expected to be materially adverse to a holder of the Notes.

SECTION 11.        EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)    the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)    the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)    (i) BGC Partners defaults in the performance of or compliance with any term contained in Section 6.1(e), Section 6.2(a) or Sections 8.1 through 8.5 of the BGC Partners Guaranty and, in the case of a default of Sections 8.1 through 8.5, such default is not remedied within 10 Business Days after the earlier of (A) a Responsible Officer obtaining actual knowledge of such default and (B) the BGC Partners receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(c)); or (ii) CFLP defaults in the performance of or compliance with any term contained in Section 6.1(e), Section 6.2(a) or Sections 8.1 through 8.5 of the CFLP Guaranty and, in the case of a default of Sections 8.1 through 8.5, such default is not remedied within 10 Business Days after the earlier of (A) a Responsible Officer obtaining actual knowledge of such default and (B) the CFLP receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(c)); or

(d)    the Company, the BGC General Partner, BGC Partners, CFLP or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)), the BGC General Partner Agreement, the BGC Partners Guaranty, the CFLP Guaranty or any Subsidiary Guaranty, as the case may be, and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)    any representation or warranty made in writing by or on behalf of the Company, the BGC General Partner, BGC Partners, CFLP or any Subsidiary Guaranty or by any officer of the Company, the BGC General Partner, BGC Partners, CFLP or any Subsidiary Guarantor in this Agreement, the BGC Partners Guaranty, the CFLP Guaranty, any Subsidiary Guaranty or the BGC General Partner Agreement or in any writing furnished in connection with the transactions contemplated hereby or thereby, as the case may be, proves to have been false or incorrect in any material respect on the date as of which made; or

(f)    (i) the Company, the BGC General Partner, BGC Partners, CFLP, the CF General Partner or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $25,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company, the BGC General Partner, BGC Partners, CFLP, the CF General Partner or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $25,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (1) the Company, the BGC General Partner, BGC Partners, CFLP, the CF General Partner or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $25,000,000, or (2) one or more Persons has required the Company, the BGC General Partner, BGC Partners, CFLP, the CF General Partner or any Subsidiary so to purchase or repay such Debt, or (iv) an “Event of Default” (as defined therein) shall have occurred and be continuing under the CFLP Note Purchase Agreement; or

(g)    the Company, the BGC General Partner, BGC Partners, CFLP, the CF General Partner or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)    a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, the BGC General Partner, BGC Partners, CFLP, the CF General Partner or any of the Company’s Subsidiaries, a

custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation, the Company, the BGC General Partner, BGC Partners, CFLP, the CF General Partner or any of the Company’s Subsidiaries, or any such petition shall be filed against, the Company, the BGC General Partner, BGC Partners, CFLP, the CF General Partner or any of the Company’s Subsidiaries and such petition shall not be dismissed within 60 days; or

(i)    a final judgment or judgments for the payment of money aggregating in excess of $25,000,000 (excluding for purposes of such determination such amount of any insurance proceeds paid to or on behalf of, the Company, the BGC General Partner, BGC Partners, CFLP, the CF General Partner, or any of the Company’s Subsidiaries in respect of such judgment or judgments or unconditionally acknowledged in writing to be payable by the insurance carrier that issued the related insurance policy) are rendered against one or more of the Company, the BGC General Partner, BGC Partners, CFLP, the CF General Partner, and the Company’s Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j)    if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $2,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect; or

(k)    the Company shall cease to exist or be deemed to cease to exist as a limited partnership under the laws of the State of Delaware, whether by voluntary or involuntary winding-up, liquidation, dissolution or termination, or proceedings are initiated to wind-up, liquidate, dissolve or terminate the Company or an event occurs which, by operation of law or by an agreement of the BGC General Partner, or otherwise, would result in a winding-up, liquidation or dissolution, or termination of the Company; or

(l)    the BGC Partners Guaranty, the CFLP Guaranty or any Subsidiary Guaranty shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any Governmental Authority that the BGC Partners Guaranty, the CFLP Guaranty or any Subsidiary Guaranty is invalid, void or unenforceable or BGC Partners CFLP or any Subsidiary Guarantor which is a party to any such Subsidiary Guaranty, as the case may be, shall contest or deny in writing the validity or enforceability of any of its obligations under such BGC Partners Guaranty, the CFLP Guaranty or any Subsidiary Guaranty, but excluding any Subsidiary Guaranty which ceases to be in full force and effect by reason of the express provisions of Section 7.7(b) of the BGC Partners Guaranty; or

(m)    the SIPC shall apply for, or announce its intention to apply for, a protective decree with respect to any of the Company’s Subsidiaries under the jurisdiction of SIPC, as provided in the SIPA, and the failure of any such Subsidiary to obtain the dismissal of such application within 30 days.

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12.        REMEDIES ON DEFAULT, ETC.

Section 12.1.    Acceleration.    (a) If an Event of Default with respect to the Company described in Section 11(g), (h) or (k) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)    If any other Event of Default has occurred and is continuing, any holder or holders of more than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company as provided in Section 18(iii), declare all the Notes then outstanding to be immediately due and payable.

(c)    If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company as provided in Section 18(iii), declare all the Notes held by it or them to be immediately due and payable.

Upon any Note’s becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.    Other Remedies.    If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.    Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of more than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.        REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1. Registration of Notes.   The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2.    Transfer and Exchange of Notes.    Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2. The Company shall not be required to re-register any Note transferred in violation of Section 6.1(b) or if such representation pursuant to said Section 6.2 is false or incorrect in any material respect on the date as of which made.

Section 13.3.    Replacement of Notes.    Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)    in the case of mutilation, upon surrender and cancellation thereof,

within fifteen Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.        PAYMENTS ON NOTES.

Section 14.1.    Place of Payment.    Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York, at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.    Home Office Payment.  So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

SECTION 15.        EXPENSES, ETC.

Section 15.1.    Transaction Expenses.    Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes, the BGC Partners Guaranty, the CFLP Guaranty or any Subsidiary Guaranty (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, the BGC Partners Guaranty, the CFLP Guaranty or any Subsidiary Guaranty or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes, the BGC Partners Guaranty, the CFLP Guaranty or any Subsidiary Guaranty, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of BGC Partners, CFLP, the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Notes, the BGC Partners Guaranty, the CFLP Guaranty or by any Subsidiary Guaranty. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

Section 15.2.    Survival.    The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes, the BGC Partners Guaranty, the CFLP Guaranty or by any Subsidiary Guaranty, and the termination of this Agreement.

SECTION 16.        SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein or in any Subsidiary Guaranty shall survive the execution and delivery of this Agreement, the Notes, the BGC Partners Guaranty, the CFLP Guaranty and any Subsidiary Guaranty, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company, the BGC General Partner, BGC Partners, CFLP or any Subsidiary Guarantor pursuant to this Agreement, the BGC Partners Guaranty, the CFLP Guaranty, the BGC General Partner Agreement or any Subsidiary Guaranty shall be deemed representations and warranties of the Company, the BGC General Partner, BGC Partners, CFLP or such Subsidiary Guarantor under this Agreement, the BGC Partners Guaranty, the CFLP Guaranty, the BGC General Partner Agreement or such Subsidiary Guaranty, as the case may be. Subject to the preceding sentence, this Agreement, the Notes, the BGC Partners Guaranty, the CFLP Guaranty and any Subsidiary Guaranty embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.        AMENDMENT AND WAIVER.

Section 17.1.    Requirements.    This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Section 8, 11(a), 11(b), 12, 17 or 20. The BGC Partners Guaranty, the CFLP Guaranty and any Subsidiary Guaranty may be amended in accordance with the terms thereof.

Section 17.2.    Solicitation of Holders of Notes.

(a)    Solicitation.    The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes, the BGC Partners Guaranty, the CFLP Guaranty or any Subsidiary Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)    Payment.    The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

Section 17.3.    Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note, the BGC Partners Guaranty, the CFLP Guaranty or any Subsidiary Guaranty shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4.    Notes Held by Company, Etc.    Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes, the BGC Partners Guaranty, the CFLP Guaranty or any Subsidiary Guaranty, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.        NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)    if to the Company, to the Company at its address set forth at the beginning hereof to the attention of General Counsel, with a copy to BGC Partners at 199 Water Street, New York, NY 10038 Attention: General Counsel, and a copy to CFLP at 499 Park Avenue, New York, NY 10022, Attention: General Counsel, or in any such case at such other address as the Company, BGC Partners or CFLP, as the case may be, shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.        REPRODUCTION OF DOCUMENTS.

This Agreement, the BGC Partners Guaranty, the CFLP Guaranty or any Subsidiary Guaranty and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.        CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary;

provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser; provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and Affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note that is an Institutional Investor, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person is not a Competitor and has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21.        SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21) shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21) shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.        MISCELLANEOUS.

Section 22.1.    Successors and Assigns.    All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any permitted subsequent holder of a Note) whether so expressed or not.

Section 22.2.    Payments Due on Non-Business Days.    Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3.    Accounting Terms.    All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP and (b) all financial statements shall be prepared in accordance with GAAP.

Section 22.4.    Severability.    Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5.    Construction, Etc.    Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.6.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7.    Governing Law.    This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8.    Jurisdiction and Process; Waiver of Jury Trial.    (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)    The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)    Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)    THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

BGC PARTNERS, L.P.

By:	BGC HOLDINGS, LLC
Its General Partner

By:	/s/ Stephen M. Merkel
Stephen M. Merkel
Executive Managing Director

BGC Partners, L.P.

Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

AMERICAN UNITED LIFE INSURANCE COMPANY

By	/s/ Kent R. Adams
	Name:	Kent R. Adams
	Title:	V.P. Fixed Income Securities

BGC Partners, L.P.

Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

PROTECTIVE LIFE INSURANCE COMPANY

By	/s/ Diane S. Griswold
	Name:	Diane S. Griswold
	Title:	Second Vice President

BGC Partners, L.P.

Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

ING USA ANNUITY AND LIFE INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY

By:	ING Investment Management LLC, as Agent

	By	/s/ Paul Aronson
		Name:	Paul Aronson
		Title:	Vice President

BGC Partners, L.P.

Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

MIDLAND NATIONAL LIFE INSURANCE COMPANY
By:	Guggenheim Partners Advisory Company, its agent

By	/s/ Michael Damaso
	Name:	Michael Damaso
	Title:	Senior Managing Director

BGC Partners, L.P.

Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

MODERN WOODMEN OF AMERICA

By	/s/ Douglas A. Pannier
	Name:	Douglas A. Pannier
	Title:	Portfolio Manager, Private Placements

BGC Partners, L.P.

Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

MUTUAL OF OMAHA INSURANCE COMPANY

By	/s/ Curtis R. Caldwell
	Name:	Curtis R. Caldwell
	Title:	Vice President

BGC Partners, L.P.

Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

NORTH AMERICAN COMPANY FOR LIFE AND HEALTH INSURANCE
By:	Guggenheim Partners Advisory Company, its agent

By	/s/ Michael Damaso
	Name:	Michael Damaso
	Title:	Senior Managing Director

BGC Partners, L.P.

Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

OHIO NATIONAL LIFE ASSURANCE CORPORATION

By	/s/ Jed R. Martin
	Name:	Jed R. Martin
	Title:	Vice President, Private Placements

BGC Partners, L.P.

Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By	/s/ Jed R. Martin
	Name:	Jed R. Martin
	Title:	Vice President, Private Placements

BGC Partners, L.P.

Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

PACIFIC LIFE INSURANCE COMPANY
(NOMINEE: MAC & CO)

By	/s/ Cathy L. Schwartz
	Name:	Cathy L. Schwartz
	Title:	Assistant Vice President

By	/s/ Peter S. Fiek
	Name:	Peter S. Fiek
	Title:	Assistant Secretary

BGC Partners, L.P.

Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

PHOENIX LIFE INSURANCE COMPANY

By	/s/ John H. Beers
	Name:	John H. Beers
	Title:	Vice President

BGC Partners, L.P.

Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

PIONEER MUTUAL LIFE INSURANCE COMPANY

By:	American United Life Insurance Company, Its Agent

	By	/s/ Kent R. Adams
		Name:	Kent R. Adams
		Title:	V.P. Fixed Income Securities

BGC Partners, L.P.

Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

PRINCIPAL LIFE INSURANCE COMPANY

By:	Principal Global Investors, LLC, a Delaware limited liability company, its Authorized Signatory

	By	/s/ Ann P. Hesselink
		Name:	Ann P. Hesselink
		Title:	Assistant General Counsel

	By	/s/ Karen A. Pearston
		Name:	Karen A. Pearston
		Title:	Vice President & Associate General Counsel

BGC Partners, L.P.

Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

RGA REINSURANCE COMPANY, a Missouri corporation

By:	Principal Global Investors, LLC, a Delaware limited liability company, its Authorized Signatory

	By	/s/ Ann P. Hesselink
		Name:	Ann P. Hesselink
		Title:	Assistant General Counsel

	By	/s/ Karen A. Pearston
		Name:	Karen A. Pearston
		Title:	Vice President & Associate General Counsel

BGC Partners, L.P.

Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

SYMETRA LIFE INSURANCE COMPANY, a Washington corporation

By:	Principal Global Investors, LLC, a Delaware limited liability company, its Authorized Signatory

	By	/s/ Ann P. Hesselink
		Name:	Ann P. Hesselink
		Title:	Assistant General Counsel

	By	/s/ Karen A. Pearston
		Name:	Karen A. Pearston
		Title:	Vice President & Associate General Counsel

BGC Partners, L.P.

Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

NATIONAL BENEFIT LIFE INSURANCE COMPANY

By:	Conning Asset Management Company, as Investment Manager

By	/s/ Robert M. Mills
	Name:	Robert M. Mills
	Title:	Director

BGC Partners, L.P.

Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

PRIMERICA LIFE INSURANCE COMPANY

By:	Conning Asset Management Company, as Investment Manager

By	/s/ Robert M. Mills
	Name:	Robert M. Mills
	Title:	Director

BGC Partners, L.P.

Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

THE STATE LIFE INSURANCE COMPANY

By:	American United Life Insurance Company, Its Agent

	By	/s/ Kent R. Adams
		Name:	Kent R. Adams
		Title:	V.P. Fixed Income Securities

BGC Partners, L.P.

Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

SUN LIFE ASSURANCE COMPANY OF CANADA

By	/s/ Deborah J. Foss
	Name:	Deborah J. Foss
	Title:	Managing Director, Head of Private Debt, Private Fixed Income

By	/s/ David Belanger
	Name:	David Belanger
	Title:	Senior Director, Private Fixed Income

BGC Partners, L.P.

Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

SUN LIFE ASSURANCE COMPANY OF CANADA (U.S.)

By	/s/ Deborah J. Foss
	Name:	Deborah J. Foss
	Title:	Managing Director, Head of Private Debt, Private Fixed Income

By	/s/ David Belanger
	Name:	David Belanger
	Title:	Senior Director, Private Fixed Income

BGC Partners, L.P.

Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By	/s/ Jose Minaya
	Name:	Jose Minaya
	Title:	Director

BGC Partners, L.P.

Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

UNITED OF OMAHA LIFE INSURANCE COMPANY

By	/s/ Curtis R. Caldwell
	Name:	Curtis R. Caldwell
	Title:	Vice President

BGC Partners, L.P.

Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By:	Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney-In-Fact

	By	/s/ Frank G. LaTorraca
		Name:	Frank G. LaTorraca
		Title:	Vice President

BGC Partners, L.P.

Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney-In-Fact

	By	/s/ Frank G. LaTorraca
		Name:	Frank G. LaTorraca
		Title:	Vice President

BGC Partners, L.P.

Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

FIRST PENN-PACIFIC LIFE INSURANCE COMPANY

By:	Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney-In-Fact

	By	/s/ Frank G. LaTorraca
		Name:	Frank G. LaTorraca
		Title:	Vice President

BGC Partners, L.P.

Note Purchase Agreement

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Acquiring Person” is defined in Section 10.1(b).

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Anti-Terrorism Order” means Executive Order No. 13,244 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49,079 (2001), as amended.

“Applicable Interest Rate” means, the sum of (a) 5.19% per annum plus (b), during any Interest Rate Adjustment Period, the Interest Rate Adjustment plus (c) any interest rate adjustment as described in Section 1.2(a).

“BGC General Partner” means BGC Holdings, LLC, a Delaware limited liability company, or any successor general partner of the Company.

“BGC General Partner Agreement” is defined in Section 4.1(b).

“BGC Partners” is defined in Section 2.3 and shall include any successor that becomes such in the manner prescribed in Section 8.4(a) of the CFLP Guaranty.

“BGC Partners Guaranty” is defined in Section 2.3.

“BGC Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the Company, dated as of December 7, 2004, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

SCHEDULE B

(to Note Purchase Agreement)

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Stock” means any all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“CF General Partner” means CF Group Management, Inc., a New York “S” corporation, or any successor managing general partner of CFLP.

“CFLP” is defined in Section 2.3 and shall include any successor that becomes such in the manner prescribed in Section 8.4(a) of the CFLP Guaranty.

“CFLP Guaranty” is defined in Section 2.3.

“CFLP Note Agreement” is defined in Section 2.1.

“CFLP Notes due April 1, 2010” is defined in Section 2.1.

“Change in Control” is defined in Section 8.3.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means BGC Partners, L.P., a Delaware limited partnership or any successor that becomes such in the manner prescribed in Section 10.1.

“Competing Business” means the business of (a) acting as a “broker” or “dealer” (as each such term is defined in Section 3(a)(4) and (5), respectively, of the Exchange Act) in connection with the provision of financial products and commodities and (b) the sale and distribution of price information.

“Competitor” means at any particular time (a) any Person which at such time is engaged in a Competing Business, or (b) any Person which at such time, directly or indirectly, through one or more intermediaries Controls, or is Controlled by or is under common Control with a Person that at such time is engaged in a Competing Business (but not any Person which does not, directly or indirectly, through one or more intermediaries Control, and is not Controlled by and is not under common Control with a Person that is engaged in a Competing Business); provided in any event that:

(i) the provision of investment advisory services by a Person to a Plan which is owned or Controlled by a Person which would otherwise be a Competitor shall not, in and of itself, cause the Person providing such services to be deemed to be a Competitor;

(ii) in no event shall an Institutional Investor be deemed to be a Competitor if such Institutional Investor is a pension plan sponsored by a Person which would otherwise be deemed to be a Competitor but which pension plan is a regular investor in privately placed Securities, and such pension plan has established procedures which will prevent confidential information supplied to such pension plan by the Company from being transmitted or otherwise made available to such plan sponsor;

(iii) an Institutional Investor that would otherwise be deemed to be a Competitor pursuant to the foregoing provisions of this definition by virtue of its ownership or Control as a portfolio investment of the equity Securities of any Person which is a Competitor, shall not be deemed to be a Competitor if such Institutional Investor has established procedures which will prevent confidential information supplied to such Institutional Investor by the Company from being transmitted or otherwise made available to such Person; and

(iv) any Private Placement Agent that would otherwise be deemed to be a Competitor pursuant to the foregoing provisions of this definition, shall not be deemed to be a Competitor if such Private Placement Agent holds the Notes only in connection with its role as an intermediary in the prompt and expeditious sale in accordance with customary financial market conditions of the Note or Notes owned by one Institutional Investor who is not a Competitor (it being understood and agreed by the parties hereto that each and every Purchaser named on Schedule A to this Agreement shall be deemed not to be a Competitor) to another purchasing Institutional Investor who is not a Competitor and such Private Placement Agent has established procedures which will prevent confidential information supplied to either the selling or buying Institutional Investor by the Company from being transmitted or otherwise made available to such Private Placement Agent or any of its Affiliates in any capacity other than as the agent and intermediary in connection with such sale of any such Note or Notes.

“Confidential Information” is defined in Section 20.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Equity Interests, by contract or otherwise.

“Control Event” is defined in Section 8.3.

“Control Group” is defined in Section 8.3.

“Debt” with respect to any Person means, at any time, without duplication,

(a)     its liabilities for borrowed money and its redemption obligations in respect of Mandatorily Redeemable Preferred Stock;

(b)    its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)    (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

(d)    all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e)    all its liabilities in respect of letters of credit or instruments serving a similar function issued or created for its account by banks and other financial institutions which are, in substance, financial guarantees (whether or not representing obligations for borrowed money), it being understood for greater certainty that such instruments shall not include undrawn letters of credit not appearing as debt on the balance sheet of the Company and its consolidated Subsidiaries, in any such case entered into in the ordinary course of business of the Company and its Subsidiaries or undrawn letters of credit backing Debt Incurred in the Ordinary Course of Business by the Company or any Subsidiary;

(f)    the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(g)    any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP, but shall in any event exclude Debt Incurred in the Ordinary Course of Business of such Person. For avoidance of doubt, no part or portion of any partner’s capital of any limited or general partner of the Company shall be deemed or construed to constitute Debt for any purpose under this Agreement.

“Debt Incurred in the Ordinary Course of Business” with respect to any Person means, at any time and without duplication,

(a)    Debt incurred in the ordinary course of the securities, commodities and other financial products transaction business as conducted by the Company or any Subsidiary constituting payables to brokers, dealers and clearing organizations representing amounts due on undelivered securities, commodities and other financial products and payables to customers, representing amounts due on cash, margin transactions and undelivered securities, commodities and other financial products;

(b)    Debt incurred pursuant to securities, commodities and other financial products financed under repurchase agreements or lending arrangements accounted for in the ordinary course of business as collateralized financing transactions and recorded at the contractual amount at which the securities, commodities or other financial products will be financed, including accrued interest;

(c)    Swap Contracts entered into in the ordinary course of business (including all renewals, extensions and modifications thereof and substitutions therefor), the purpose of which in each such case is to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or foreign rates applicable to such parties’ assets, liabilities or exchange transactions, including all cancellations, buy-backs, reversals, terminations or assignments of any such Swap Contract; provided that there shall be excluded therefrom any Swap Termination Value;

(d)    obligations of any Subsidiary in respect of customer funds; and

(e)    any Guaranty by the Company or any Subsidiary of any liability described in the foregoing clauses (a) through (d).

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is the greater of (i) 2% per annum above the rate of interest then in effect on the Notes or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its “base” or “prime” rate.

“Designated CFLP Notes due April 1, 2010” is defined in Section 2.1.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“Equity Interests” means in the case of a corporation, shares of Capital Stock of any class or series, including warrants, rights, participating interests or options to purchase or otherwise acquire any class or series of Capital Stock or securities exchangeable for or convertible into any class or series of Capital Stock, and in the case of any other Person or entity shall mean any class or series of partnership interests, units, membership interests or like interests constituting equity, and in the case of each of the foregoing, any part or portion thereof or participation in any of the foregoing.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Exchange, Novation and First Amendment Agreement” means that certain Note Exchange, Novation and First Amendment Agreement dated as of March 31, 2008 between and among CFLP, the Company and each of the holders of the CFLP Senior Notes due April 1, 2010.

“FINRA” means the Financial Industry Regulatory Authority, or any successor thereto.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)    the government of

(i)    the United States of America or any state or other political subdivision thereof, or

(ii)    any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government including, without limitation, any securities or commodities exchange, clearing corporation or self-regulatory organization.

“G.S.A. Rules” means the rules and regulations promulgated under the Government Securities Act of 1986, Public Law 99-571, October 28, 1996, by the Secretary of the U.S. Treasury Department to regulate government Security broker-dealers.

“Guaranty” means, with respect to any Person and without duplication, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)    to purchase such Debt or obligation or any property constituting security therefor;

(b)    to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

(c)    to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

(d)    otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances, including all substances listed in or regulated in any Environmental Law that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, regulated, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Institutional Investor” means (a) any purchaser of a Note, (b) any holder of a Note holding (together with one or more of its Affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Interest Rate Adjustment” means 0.25% per annum.

“Interest Rate Adjustment Period” means the entirety of any Fiscal Quarter (as defined in the BGC Partners Guaranty) during which Consolidated Debt (as defined in the BGC Partners Guaranty) exceeded 55% of Consolidated Capitalization (as defined in the BGC Partners Guaranty) for any part or portion thereof. For the avoidance of doubt, an Interest Rate Adjustment Period shall include the entire applicable Fiscal Quarter, notwithstanding that

Consolidated Debt did not exceed 55% of Consolidated Capitalization for the entirety of such Fiscal Quarter.

“Interest Reset Date” means the first date on which, under applicable insurance regulations, the Reserve Requirement applicable to each holder of the Notes is equal to or less than the applicable Reserve Requirement in effect immediately prior to the First Amendment Effective Date.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.7.

“Mandatorily Redeemable Preferred Stock” means a class of Preferred Stock that matures or is mandatorily redeemable by the issuer on a specified date or dates or upon the occurrence of specified events that are certain to occur. It does not include Preferred Stock of a Person solely because such Person has an obligation to repurchase such Preferred Stock from one or more holders at the holder’s option. It is acknowledged that none of the partnership interests in the Company, as of the date hereof, constitute Mandatorily Redeemable Preferred Stock.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of BGC Partners and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, the ability of BGC Partners to perform its obligations under the BGC Partners Guaranty or the ability of CFLP to perform its obligations under the CFLP Guaranty, or (c) the validity or enforceability of this Agreement, the Notes, the BGC Partners Guaranty or the CFLP Guaranty.

“Merger” means the merger of BGC Partners with and into eSpeed, Inc., contemplated by the Agreement and Plan of Merger dated as of May 29, 2007, as amended as of November 5, 2007 and February 1, 2008, by and among BGC Partners, CFLP, eSpeed, BGC Partners, L.P., a Delaware limited partnership, BGC Global Holdings, L.P., a Cayman Islands exempted limited partnership, and BGC Holdings, L.P., a Delaware limited partnership, as from time to time further amended or supplemented prior to the date of the Closing.

“Merger Agreement” means that certain Agreement and Plan of Merger by and among BGC Partners Inc., the Company, eSpeed, BGC Partners L.P., BGC Global Holdings, L.P. and BGC Holdings, L.P., dated as of May 29, 2007, as amended as of November 5, 2007 and February 1, 2008.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Notes” is defined in Section 1.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company or the BGC General Partner, as the case may be, whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA and that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Private Placement Agent” shall mean any company organized as a “broker” or “dealer” (as each such term is defined in Section 3(a) (4) and (5), respectively, of the Exchange Act) of recognized national standing regularly engaged as an intermediary in the placement or sale to and among Institutional Investors of Debt Securities exempt from registration under the Securities Act.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Purchaser” is defined in the first paragraph of this Agreement.

“QPAM Exemption” means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor, as amended.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means, at any time, the holders of more than 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Reserve Requirement” is defined in Section 1.2(a).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company or CFLP, as the case may be, with responsibility for the administration of the relevant portion of this Agreement.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the same meaning as in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Debt” means all Debt of the Company which is not expressed to be subordinate or junior in rank to any other Debt of the Company.

“Senior Financial Officer” means the chief executive officer, the president, the chief financial officer, any senior vice president or the treasurer of the Company.

“Separation” means the separation of the BGC business of CFLP from the other businesses and operations of CFLP on the terms and subject the conditions set forth in the Separation Agreement.

“Separation Agreement” means the Separation agreement in substantially the form attached to the Merger Agreement as Exhibit G.

“SIPA” means the Securities Investor Protection Act of 1970, as amended from time to time.

“SIPC” means the Securities Investor Protection Corporation.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company. For the avoidance of doubt, Freedom International Brokerage Company, an Ontario corporation, shall in no event be deemed or construed to constitute a Subsidiary of the Company or any of its Subsidiaries.

“Subsidiary Guarantor” is defined in Section 2.3 and shall include any successor that becomes such in the manner prescribed in Section 7.7 of the BGC Partners Guaranty.

“Subsidiary Guaranty” is defined in Section 2.3.

“Surviving Person” is defined in Section 10.1(a).

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA

PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Voting Equity Interests” means, without duplication, Equity Interests of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

“Wholly-owned Subsidiary” means, at any time, any Subsidiary one hundred percent (100%) of all of the Equity Interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-owned Subsidiaries at such time.

[FORM OF NOTE]

BGC PARTNERS, L.P.

Senior Note due April 1, 2010

No.	[Date]
$	PPN 08863@AA5

FOR VALUE RECEIVED, the undersigned, BGC PARTNERS, L.P. (herein called the “Company”), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to                     , or registered assigns, the principal sum of                          DOLLARS (or so much thereof as shall not have been prepaid) on April 1, 2010, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance thereof (a) at the Applicable Interest Rate (as defined in the Note Purchase Agreement referred to below) from the date hereof, payable semiannually, on the first day of April and October in each year commencing with the October 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the greater of (i) 2% per annum above the rate of interest then in effect on this Note or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its “base” or “prime” rate, on any overdue payment of interest and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of March 31, 2008 (as from time to time amended, the “Note Purchase Agreement”), among the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the

EXHIBIT 1

(to Note Purchase Agreement)

Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note and the holder hereof are entitled equally and ratably with the holders of all of the Notes to the rights and benefits provided pursuant to the terms and provisions of the BGC Partners Guaranty, the CFLP Guaranty and any Subsidiary Guaranty (as each such term is defined in the Note Purchase Agreement). Reference is hereby made to each of the foregoing for a statement of the nature and extent of the benefits and security for the Notes afforded thereby and the rights of the holders of the Notes, the Company, BGC Partners, CFLP and any Subsidiary Guarantor (as each such term is defined in the Note Purchase Agreements) in respect thereof.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, New York excluding choice-of-law principles of the law of such State that would require application of the laws of a jurisdiction other than such State.

BGC PARTNERS, L.P.

By:	BGC HOLDINGS, LLC
Its General Partner

By
Its:

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